CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Certified Public Accounting Firm” in this Post-Effective Amendment No. 45 to the Registration Statement on Form N-I A.

Tampa, Florida

September 12, 2008